                                                                EXHIBIT 10(r)(e)


                        FIFTH AMENDMENT TO LOAN AGREEMENT


         THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of December 31, 2001, is between SOUTH HAMPTON REFINING CO., a Texas corporation ("Borrower"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").


                                    RECITALS:

         A. Borrower and Lender entered into that certain Loan Agreement dated as of September 30, 1999, as amended by First Amendment to Loan Agreement dated as of June 20, 2000, Second Amendment to Loan Agreement dated as of May 31, 2001, Third Amendment to Loan Agreement dated as of July 31, 2001 and Fourth Amendment to Loan Agreement dated as of October 31, 2001 (the "Agreement").

         B. Pursuant to the Agreement, Texas Oil & Chemical Co. II, Inc., a Texas corporation ("Guarantor") executed that certain Guaranty Agreement dated as of June 20, 2000 (the "Guaranty") pursuant to which Guarantor guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

         C. Borrower and Lender now desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                                   Definitions

         Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

                                   ARTICLE II.

                                   Amendments

         Section 2.1. Amendment to Certain Definitions. (a) The definition of each of the following terms contained in Section 1.1 of the Agreement is amended to read in its respective entirety as follows:

                  "Borrowing Base" means, at any particular time, an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts plus
         (b) the lesser of (i) fifty percent (50%) of Eligible Inventory or (ii) $250,000.00 from January 1, 2002 through the Termination Date.

                  "Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Borrower and its Subsidiaries; provided that accounts, accounts receivable and other current receivables from Affiliates of Borrower shall not constitute Current Assets.

                  "Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries; provided, however, that (a) the maturities of the indebtedness evidenced by the Note shall not constitute Current Liabilities, and (b) accounts payable to Affiliates of Borrower and other amounts currently payable to an Affiliate of Borrower shall not constitute Current Liabilities.

                  "EBITDA" means for Borrower and its Subsidiaries, on a consolidated basis, the sum of (a) Net Income, plus (b) depreciation, amortization and other non cash charges, plus (c) interest expense, plus (d) taxes.

                  "Net Income" means, with respect to Borrower and its Subsidiaries for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period, calculated in accordance with GAAP.

                  "Subordinated Debt" means Debt of Borrower and its Subsidiaries, the payment of which is subordinated to the payment of the Obligation upon terms, and by a document, in form and substance satisfactory to Lender in its sole discretion.

                  "Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries, plus Subordinated Debt; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of Borrower appear as an asset on Borrower's or any Subsidiary's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer or employee of Borrower or any Subsidiary or any Affiliate of Borrower, (f) all other assets which are properly classified as intangible assets, (g) accounts, accounts receivable and other current receivables from Affiliates of Borrower, and (h) amounts currently payable to an Affiliate of Borrower.

                  "Termination Date" means 11:00 a.m., Houston, Texas time on April 30, 2002, or such earlier date on which the Commitment terminates as provided in this Agreement.

         (b) The following definitions shall be added to Section 1.1 of the Agreement in proper alphabetical order:

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, including, (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person or ten percent (10%) or more of the equity interest in such Person, (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of voting shares or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interests in such Person, and (c) any officer or director of such Person.

                  "Cash Flow" means for Borrower and its Subsidiaries, on a consolidated basis, the sum of (a) Net Income plus (b) depreciation, amortization and other non-cash charges.

         Section 2.2. Amendment to Section 7.1. (a) Paragraph (a) of Section 7.1 of the Agreement is amended to read in its entirety as follows:

                  (a) Annual Financial Statements - Guarantor. As soon as available, and in any event within one hundred fifty (150) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2001, a copy of the annual audited financial statements of Guarantor and its Subsidiaries for such fiscal year containing, (i) on a consolidated and consolidating basis, balance sheets, statements of income, statements of stockholders' equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, and (ii) the balance sheet, statement of income and statement of cash flows of Borrower (on a stand-alone basis) presented in an attached schedule, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and audited and certified without qualification by independent certified public accountants of recognized standing acceptable to Lender.

         (b) Paragraph (b) is deleted from the Agreement in its entirety.


         (c) The phrase "each of the financial statements referred to in Sections 7.1 (a) and 7.1(b)" contained in paragraph (c) of Section 7.1 of the Agreement is amended to read "each of the financial statements referred to in Sections 7.1(a) and 7.1(l)".

         (d) Paragraphs (l) and (m) shall be added to Section 7.1 of the Agreement, and shall read in their entirety as follows:

                  (l) Monthly Financial Statements - Borrower. As soon as available, and in any event within fifteen (15) days after the end of each month, a copy of the financial statements of Borrower and its Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income and statements of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an officer of Borrower acceptable to Lender to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

                  (m) Accounts Payable Reports. As soon as available, and in any event within fifteen (15) days after the end of each month, a detailed listing of the accounts payable of Borrower as of the end of such month, certified by an officer of Borrower acceptable to Lender.

         Section 2.3. Amendment to Section 8.4. Section 8.4 of the Agreement is amended to read in its entirety as follows:

                  Section 8.4. Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, provided that (a) Borrower may pay dividends in the form of common stock, and (b) if no Event of Default or Unmatured Event of Default has occurred and is continuing (and the outstanding Advances plus the Letter of Credit Liabilities does not exceed the Borrowing Base), on the sixteenth (16th) day of any month, Borrower may pay a cash distribution or dividend for the preceding month in an amount which does not exceed the lesser of (i) $50,000.00 or (ii) (A) the average Cash Flow for such month and the two months preceding such month, minus
         (B) $72,000.00.

          Section 2.4. Amendment to Article IX. Article IX of the Agreement are amended to read in their entirety as follows:

                  Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will observe and perform the following financial covenants set forth below, unless Lender shall otherwise consent in writing.

                  Section 9.1. Current Ratio. Borrower will at all times maintain a Current Ratio of not less than 1.00 to 1.00. The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower.

                  Section 9.2. Tangible Net Worth. Borrower will maintain Tangible Net Worth in an amount not less than the sum of (a) $1,780,000.00 plus (b) fifty percent (50%) of Net Income since September 30, 2001. For purposes of calculating clause (b), Net Income shall be the sum of Net Income of Borrower for each quarter since September 30, 2001; provided, however, that for any quarter for which Net Income was less than zero, Net Income for such quarter shall be assumed to be zero (and shall be calculated as zero for such quarter). Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower.

                  Section 9.3. EBITDA. Borrower will at all times maintain EBITDA of not less than $225,000.00. EBITDA shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower, on a cumulative basis for the three (3) months ended as of the date of calculation.

                  Section 9.4. Capital Expenditures. Borrower will not permit the aggregate Capital Expenditures of Borrower and its Subsidiaries to exceed $250,000.00 during any fiscal year.

         Section 2.5. Amendment to Article XI. Section 11.17 shall be added to
Article XI immediately following Section 11.16 of the Agreement and shall read in its entirety as follows:

                  Section 11.17. Document Imaging. Borrower understands and agrees that (a) Lender's document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and (b) Borrower waives any right that it may have to claim that the imaged copies of the loan documents are not originals.

         Section 2.6. Amendment to Exhibits. (a) Exhibit "A" (Note) to the Agreement is amended to conform in its entirety to Annex "A" to this Amendment,
(b) Exhibit "E" (Borrowing Base Certificate) to the Agreement is amended to conform in its entirety to Annex "B" to this Amendment and (c) Exhibit "F" (No Default Certificate) to the Agreement is amended to conform in its entirety to Annex "C" to this Amendment.

                                  ARTICLE III.

                              Conditions Precedent

         Section 3.1. Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to
Lender:

                  (a) Certificate - Borrower. A certificate of the Secretary or another officer of Borrower acceptable to Lender certifying (i) resolutions of the board of directors of Borrower which authorize the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents to which Borrower is or is to be a party and
         (ii) the names of the officers of Borrower authorized to sign this Amendment and each of the other Loan Documents to which Borrower is or is to be a party together with specimen signatures of such officers.

                  (b) Certificates of Existence and Good Standing - Borrower. Certificates of the appropriate governmental officials regarding the existence and good standing of Borrower in the state of Texas.

                  (c) Note. The Note executed by Borrower.

                  (d) Facility Fee. A facility fee in the amount of $10,000.00.

                  (e) Additional Information. Such additional documents, instruments and information as Lender may request.

         Section 3.2. Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that
(a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and (c) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.


                                   ARTICLE IV.

                 Ratifications, Representations, and Warranties

         Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

         Section 4.2. Representations. Warranties and Agreements. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing,
(d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrower is indebted to Lender pursuant to the terms of the Note, as the same may have been renewed, modified, extended and rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Note as the same may have been renewed, modified or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, and (g) Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.


                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

         Section 5.2. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         Section 5.3. Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

         Section 5.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         SECTION 5.5. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         Section 5.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.8. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 5.9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.10. Waiver of Failure to Comply with Certain Financial Covenants. By its execution of this Amendment, Lender waives compliance by Borrower with the provisions of Section 9.3 for the fiscal quarters ending June 30, 2001, September 30, 2001 and December 31, 2001, and Lender waives any and all Events of Default which may arise under the Agreement as a result of Borrower's failure to comply with Section 9.3 of the Agreement for the fiscal quarters ending June 30, 2001, September 30, 2001 and December 31, 2001. The waiver contained in this Section 5.10 does not constitute a waiver of any other provision of, or requirement of the Agreement nor does it constitute a waiver of compliance with Section 9.3 at any time after December 31, 2001.

         SECTION 5.11. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MAILER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Executed as of the date first written above.


                                    BORROWER:

                                    SOUTH HAMPTON REFINING CO.


                                    By:  /s/ NICK CARTER
                                       ----------------------------
                                         Nick Carter
                                         President



                                    LENDER:

                                    SOUTHWEST BANK OF TEXAS, N.A.


                                    By:  /s/ A. STEPHEN KENNEDY
                                       -----------------------------
                                         A. Stephen Kennedy
                                         Senior Vice President

         The undersigned Guarantor hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by such person shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms and shall evidence such Guarantor's guaranty of the Note as renewed and extended from time to time, including, without limitation, the renewal and extension evidenced by the Note in substantially the form of Annex "A" attached hereto.


                                     TEXAS OIL & CHEMICAL CO. II, INC.



                                     By: /s/ NICK CARTER
                                        -------------------------
                                         Nick Carter
                                         President

                                 LIST OF ANNEXES



Annex                               Document
-----                               --------
  A                                 Note

  B                                 Borrowing Base Certificate

  C                                 No Default Certificate

                                   ANNEX "A"


                                      Note

                                 PROMISSORY NOTE

$3,250,000.00                     Houston, Texas               December 31, 2001


         FOR VALUE RECEIVED, the undersigned, SOUTH HAMPTON REFINING CO., a Texas corporation ("Maker"), hereby promises to pay to the order of SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Payee"), at its offices at Five Post Oak Park, 4400 Post Oak Parkway, Houston, Harris County, Texas, or such other address as may be designated by Payee, in lawful money of the United States of America, the principal sum of THREE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($3,250,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (hereinafter defined) or (b) the Prime Rate (hereinafter defined) of Payee in effect from day to day plus one-half of one percent (.50%), and each change in the rate of interest charged hereunder shall become effective, without notice to Maker, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.

         Principal of and interest on this Note shall be due and payable as follows:

                  (a) Accrued and unpaid interest on this Note shall be payable monthly, on the first (1st) day of each month commencing on February 1, 2002 and upon the maturity of this Note, however such maturity may be brought about; and

                  (b) All outstanding principal of this Note and all accrued interest thereon shall be due and payable on April 30, 2002.

         Principal of this Note shall be subject to mandatory prepayment at the times described in the Agreement (hereinafter defined). If an Event of Default (hereinafter defined) has occurred and is existing, the principal hereof and any past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

         Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         As used in this Note, the following terms shall have the respective meanings indicated below:

                  "Agreement" means that certain Loan Agreement dated as of September 30, 1999 between Maker and Payee, as amended by First Amendment to Loan Agreement dated as of June 20, 2000, Second Amendment to Loan Agreement dated as of May 31, 2001, Third Amendment to Loan Agreement dated as of July 31, 2001, Fourth Amendment to Loan Agreement dated as of October 31, 2001 and Fifth Amendment to Loan Agreement dated as of December 31, 2001, as amended and as the same may be further amended or modified from time to time.

                  "Default Rate" means the lesser of (a) the sum of the Prime Rate plus five percent (5.00%), or (b) the Maximum Rate.

                  "Event of Default" shall have the meaning given to such term in the Agreement.

                  "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

                  "Prime Rate" shall mean that variable rate of interest per annum established by Payee from time to time as its prime rate which shall vary from time to time. Such rate is set by Payee as a general reference rate of interest, taking into account such factors as Payee may deem appropriate, it being understood that many of Payee's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Payee may make various commercial or other loans at rates of interest having no relationship to such rate.

         This Note (a) is the Note provided for in the Agreement and (b) is secured as provided in the Agreement. Maker may prepay the principal of this Note upon the terms and conditions specified in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

         Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

         If default occurs in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, the Agreement, the Loan Documents (as such term is defined in the Agreement) at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys fees.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         This Note is in renewal and extension of, but not in discharge or novation of, that certain promissory note in the original principal amount of $3,250,000.00, dated October 31, 2001, executed by Maker and payable to the order of Payee, which was executed in renewal and extension of, but not in discharge or novation of, that certain promissory note in the original principal amount of $3,250,000.00, dated July 31, 2001, executed by Maker and payable to the order of Payee, which was executed in renewal and extension of, but not in discharge or novation of, that certain promissory note in the original principal amount of $3,250,000.00, dated May 31, 2001, executed by Maker and payable to the order of Payee, which was executed in renewal and extension of, but not in discharge or novation of, that certain promissory note in the original principal amount of $3,250,000.00, dated June 20, 2000, executed by Maker and payable to the order of Payee, which was executed in renewal and increase of, but not in discharge or novation of, that certain promissory note in the original principal amount of $2,250,000.00, dated September 30, 1999, executed by Maker and payable to the order of Payee.


                                          SOUTH HAMPTON REFINING CO.


                                          By:  /s/ NICK CARTER
                                             --------------------------
                                               Nick Carter
                                               President

                                    ANNEX "B"

                           Borrowing Base Certificate

                           BORROWING BASE CERTIFICATE


TO:       Southwest Bank of Texas, N.A.
          Five Post Oak Park
          4400 Post Oak Parkway
          Houston, Texas 77027
          Attention: A. Stephen Kennedy


Ladies and Gentlemen:

         The undersigned is an authorized representative of SOUTH HAMPTON REFINING CO. (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 30, 1999 between the Borrower and Southwest Bank of Texas, N.A. (the "Lender"), as amended by First Amendment to Loan Agreement dated as of June 20, 2000, Second Amendment to Loan Agreement dated as of May 31, 2001, Third Amendment to Loan Agreement dated as of July 31, 2001, Fourth Amendment to Loan Agreement dated as of October 31, 2001 and Fifth Amendment to Loan Agreement dated as of December 31, 2001. (Such Loan Agreement, as it may be further amended is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

         Pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements and information are true, complete and correct:

                  (a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

                  (b) No Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or lapse of time or both, would be an Event of Default. Borrower acknowledges that if an Event of Default exists Lender is not obligated to fund any request for an Advance.

                  (c) Since the date of the financial statements of Borrower most recently delivered to Lender pursuant to the Loan Agreement, there has been no Material Adverse Effect.

                  (d) The amount of the outstanding Advances does not exceed the lesser of (i) the Borrowing Base minus the outstanding Letter of Credit Liabilities or (ii) the Commitment minus the outstanding Letter of Credit Liabilities.

                  (e) The total Eligible Accounts and Eligible Inventory referred to below represent the Eligible Accounts and Eligible Inventory that qualifies for purposes of determining the Borrowing Base under the Loan Agreement. Borrower represents and warrants that the information and calculations set forth below regarding the Eligible Accounts and Eligible Inventory and the Borrowing Base are true and correct in all material respects.

                         Calculation of Borrowing Base

    1.   Total Accounts..........................................  $____________

    2.   Ineligible Accounts
         (a) more than 90 days past invoice date.................  $____________
         (b) accounts from officers, employees
                 subsidiaries or affiliates......................  $____________
         (c) conditional accounts................................  $____________
         (d) foreign accounts....................................  $____________
         (e) accounts subject to dispute,
                 counterclaim, setoff or retainage...............  $____________
         (f) pre-billings or unearned income.....................  $____________
         (g) accounts of insolvent or bankrupt
                account debtors..................................  $____________
         (h) accounts of U.S. government.........................  $____________
         (i) terms in excess of 30 days past
                 invoice date....................................  $____________
         (j) more than 20% over 89 days..........................  $____________
         (k) more than 20% concentration.........................  $____________
         Total...................................................  $____________

    3.   Eligible Accounts
         [line (1) minus line (2)]...............................  $____________

    4.   80% of line (3).........................................  $____________

    5.   Eligible Inventory......................................  $____________

    6.   50% of line (5).........................................  $____________

    7.   Lesser of line (6) or $250,000.00 from January 1, 2002
         through the Termination Date............................  $____________

    8.   Borrowing Base [sum of line (4) plus
         line (7)]...............................................  $____________

    9.   Commitment..............................................  $3,250,000.00

    10.  Lesser of line (8) or line (9)..........................  $____________

    11.  Amount of outstanding Advances..........................  $____________

    12.  Letter of Credit Liabilities............................  $____________

    13.  Sum of line (11) plus line (12).........................  $____________

    14.  Available Amount [line (10) minus
         line (13)]..............................................  $____________

                  (f) Attached hereto as Schedule 1 is a list of Borrower's accounts receivable, designating Eligible Accounts, and showing all accounts receivable by customer name, the amount owing to Borrower and the age of each receivable.

                  (g) Attached hereto as Schedule 2 is a list of Borrower's inventory, designating Eligible Inventory and showing all inventory by product type, volume and value.



Date:
     -------------------


                                                BORROWER:

                                                SOUTH HAMPTON REFINING CO.


                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                    Schedule 1 - List of Accounts Receivable

                     Schedule 2 - List of Eligible Inventory

                                    ANNEX "C"

                             No Default Certificate

                             NO DEFAULT CERTIFICATE



TO:      Southwest Bank of Texas, N.A.
         Five Post Oak Park
         4400 Post Oak Parkway
         Houston, Texas 77027
         Attention: A. Stephen Kennedy


Ladies and Gentlemen:

         The undersigned is an authorized representative of SOUTH HAMPTON REFINING CO. (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 30, 1999 between the Borrower and Southwest Bank of Texas, N.A. (the "Lender"), as amended by First Amendment to Loan Agreement dated as of June 20, 2000, Second Amendment to Loan Agreement dated as of May 31, 2001, Third Amendment to Loan Agreement dated as of July 31, 2001, Fourth Amendment to Loan Agreement dated as of October 31, 2001 and Fifth Amendment to Loan Agreement dated as of December 31, 2001. (Such Loan Agreement, as it may be further amended is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

         Pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certify that the following statements and information are true, complete and correct:

                  (a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

                  (b) No Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or lapse of time or both, would be an Event of Default.

                  (c) Together with this certificate, and as required by the Loan Agreement, Borrower has delivered to Lender the most current monthly financial statements of Borrower dated ________________________ (the "Current Financial Statements"). Since the date of the Current Financial Statements, there has been no Material Adverse Effect.

                  (d) The amount of the outstanding Advances plus the Letter of Credit Liabilities does not exceed the lesser of the Borrowing Base or the Commitment.

                  (e) Set forth below are calculations showing Borrower's status of compliance with the covenants contained in Article IX of the Loan Agreement. Borrower represents and warrants that the information and calculations set forth below are true and correct in all respects.

                         Calculations Showing Compliance

                                 With Article IX



Section 9.1 - Current Ratio:

Calculation:

       1.    Current Assets (excluding Affiliate receivables)      $____________
       2.    Current Liabilities (excluding Affiliate payables)    $____________
       3.    Current Ratio [line (1) divided by line (2)]          $____________

Required:

Not less than 1.00 to 1.00


Section 9.2 - Tangible Net Worth:

Calculation:

       1.    Stockholders' equity                                  $____________
       2.    Subordinated Debt                                     $____________
       3.    Line (1) plus line (2)                                $____________
       4.    Intangible Assets
             ______________________                                $____________
             ______________________                                $____________
             ______________________                                $____________
               Total                                               $____________
       5.    Tangible Net Worth [line
             (3) minus line (4)]                                   $____________

Required:

Not less than (a) Base Amount                                      $1,780,000.00
              (b) 50% of prior period Net Income
                  since September 30, 2001                         $____________
              (c) Net Income this quarter                          $____________
              (d) 50% of line (c) if line (c)
                  is a positive number or zero
                  if line (c) is not a positive
                  number                                           $____________
              (e) Sum of line (a) plus line (b)
                  plus line (d)                                    $____________

The sum of line (b) plus line (d) will constitute 50% of prior period Net Income for purposes of the No Default Certificate to be delivered at the end of the next quarter.

Section 9.3 - EBITDA

EBITDA

1.   Net Income
     (a)   This month                               $______________
     (b)   First preceding month                    $______________
     (c)   Second preceding month                   $______________
     (d)      Total                                 $______________
2.   Non Cash Charges
     (a)   This month                               $______________
     (b)   First preceding month                    $______________
     (c)   Second preceding month                   $______________
     (d)      Total                                 $______________
3.   Interest Expense
     (a)   This month                               $______________
     (b)   First preceding month                    $______________
     (c)   Second preceding month                   $______________
     (d)      Total                                 $______________
4.   Cash Taxes
     (a)   This month                               $______________
     (b)   First preceding month                    $______________
     (c)   Second preceding month                   $______________
     (d)      Total                                 $______________
5.   EBITDA - Sum of line 1(d) plus
     line 2(d) plus line 3(d)
     plus line 4(d)                                 $______________

Required:

Not less than $225,000.00


Section 9.4 - Capital Expenditures

Calculation:

Capital Expenditures to Date                        $______________

Required:

Not more than $250,000.00

Date:
     -----------------------


                                         BORROWER:

                                         SOUTH HAMPTON REFINING CO.


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                           SOUTH HAMPTON REFINING CO.

                              OFFICER'S CERTIFICATE

         I, the undersigned, hereby certify that I am the duly elected, qualified, and acting Assistant Secretary of SOUTH HAMPTON REFINING CO., a Texas corporation (the "Corporation"), and that I am authorized to execute and deliver this certificate, and I do hereby further certify as follows:

         1. Resolutions. The following resolutions have been duly adopted at a meeting (duly convened where a quorum of directors was present) of, or by the unanimous written consent of, the Board of Directors of the Corporation, and such resolutions have not been amended or revoked, and are now in full force and effect:

                  "WHEREAS, the Corporation and Southwest Bank of Texas, N.A. (the "Lender") have entered in that certain Loan Agreement dated September 30, 1999, as amended by First Amendment to Loan Agreement dated June 20, 2000, Second Amendment to Loan Agreement dated May 31, 2001, Third Amendment to Loan Agreement dated July 31, 2001 and Fourth Amendment to Loan Agreement dated October 31, 2001 (collectively, the "Loan Agreement")."

                  "RESOLVED, that the renewal and extension of the revolving credit indebtedness of the Corporation to the Lender created pursuant to the Loan Agreement to be evidenced by a promissory note in the principal amount of $3,250,000.00 (the "Note") executed by the Corporation and payable to the order of the Lender, is hereby approved; and further

                  "RESOLVED, that the form and content of that certain Fifth Amendment to Loan Agreement (the "Amendment") to be entered into by the Corporation and the Lender in the form of drafts exhibited to each director, with such changes as are hereinafter authorized, are hereby approved; and further

                  "RESOLVED, that the form and content of the Note and all other documents to be executed in connection with the Amendment (collectively, the "Loan Documents"), as exhibited to each director and with such changes as are hereinafter authorized, are hereby approved; and further

                  "RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute the Amendment and the Loan Documents and deliver the same to Lender in substantially the form approved by these resolutions, with such amendments or changes thereto as the officer so acting may approve, such approval to be conclusively evidenced by such person's execution and delivery of the same; and further

                  "RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute such other instruments and documents, and to take such other actions as the officer so acting deems necessary or desirable to effectuate the transactions contemplated by these resolutions; and further

                  "RESOLVED, that the Secretary or any Assistant Secretary of the Corporation is hereby authorized, on behalf of the Corporation, to certify and attest any documents which such person may deem necessary or appropriate to consummate the transactions contemplated by these resolutions; provided that such attestation shall not be required for the validity of any such documents; and further

                  "RESOLVED, that any and all actions taken by any of the officers or representatives of the Corporation, for and on behalf and in the name of the Corporation, with Lender prior to the adoption of these resolutions, including, without limitation, the negotiation of the Amendment and the Loan Documents, are hereby ratified, confirmed, are approved in all respects for all purposes; and further

                  "RESOLVED, that the powers and authorizations contained herein shall continue in full force and effect until written notice of revocation has been given to, and received by, the Lender."

         2. Incumbency. The following named persons are duly elected or appointed, acting, and qualified officers of the Corporation holding at the date hereof the offices set forth opposite their respective names, and the signatures appearing opposite their respective names are their genuine signatures:

        NAME                          TITLE                 SPECIMEN SIGNATURE
        ----                          -----                 ------------------
Nick Carter                         President               /s/ NICK CARTER
                                                            ------------------
Connie Cook                    Assistant Secretary          /s/ CONNIE COOK
                                                            ------------------

         3. Articles of Incorporation. The Articles of Incorporation of the Corporation have not been amended (except as reflected in any attachments hereto) or revoked since September 30, 1999, and remain in full force and effect in the form delivered to the Lender.

         4. By-Laws. The By-Laws of the Corporation have not been amended (except as reflected in any attachments hereto) or revoked since September 30, 1999, and remain in full force and effect in the form delivered to the Lender.

         IN WITNESS WHEREOF, I have duly executed this certificate as of February 28th, 2002.




                                         /s/ CONNIE COOK
                                     --------------------------
                                     Assistant Secretary



         I, Nick Carter, President of the Corporation, do hereby certify that Connie Cook is the duly elected and qualified Assistant Secretary of the Corporation and the signature appearing opposite such person's name is such person's genuine signature.

         DATED: As of February 28th, 2002.



                                         /s/ NICK CARTER
                                     --------------------------
                                     President



                                      -3-